Exhibit 5.1

Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019-6092

tel (212) 259-8000
fax (212) 259-6333
September 3, 2008
NYMAGIC, INC.
919 Third Avenue
New York, New York 10022
Re: NYMAGIC, INC. Registration Statement on Form S-8
Ladies and Gentlemen:
     We have acted as counsel to NYMAGIC, INC., a New York corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an additional 450,000 shares of common stock, $1.00 par value per share (the “Shares”), of the Company to be issued pursuant to The NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan (the “Plan”).
     We are familiar with the proceedings of the Company relating to the authorization and issuance of the Shares. In addition, we have made such further examinations of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth. We express no opinion as to the law of any jurisdiction other than the Business Corporation Law of the State of New York.
     Based upon the foregoing, we are of the opinion that:
     1. The issuance of the Shares has been duly authorized; and
     2. When the Shares have been issued in accordance with the terms of the Plan and any applicable award or other agreement properly granted or entered into thereunder, the Shares will be validly issued, fully paid and non-assessable.
New York | London multinational partnership | Washington, DC
Albany | Almaty | Austin | Beijing | Boston | Brussels | Charlotte | Chicago | Dubai
Frankfurt | Hartford | Hong Kong | Houston | Jacksonville | Johannesburg (pty) ltd. |
Los Angeles Milan | Moscow | Paris multinational partnership | Riyadh affiliated office | Rome | San Francisco | Silicon
Valley | Warsaw

September 3, 2008

     The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission.
Very truly yours,

/s/ Dewey & LeBoeuf LLP